UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2020 (February 10, 2020)

GENESCO INC.
(Exact name of registrant as specified in its charter)

Tennessee	1-3083		62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1415 Murfreesboro Road	Nashville	Tennessee	37217-2895
(Address of Principal Executive Offices)			(Zip Code)

(615) 367-7000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 8.01. OTHER EVENTS.

On February 10, 2020, Genesco Inc. (the “Company”) announced plans for its new corporate headquarters in Nashville, Tennessee. The Company has entered into a lease agreement with AGL Highland Ridge Owner, LLC (the “Lease”), for approximately 199,000 square feet of office space located at 535 Marriott Drive, Nashville, Tennessee, which will replace the Company current corporate headquarters office lease. The term of the Lease is 15 years, with two options for the Company to extend for an additional period of five years each. The Company expects to take occupancy in 2021 and pay approximately $30 million for tenant improvements over the next five years.

A press release by the Company announcing the new headquarters is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits
The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press Release dated February 10, 2020, issued by Genesco Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: February 12, 2020	By:	/s/ Mel Tucker
	Name:	Mel Tucker
	Title:	Senior Vice President and Chief Financial Officer